SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cleantech Solutions International, Inc.

(Name of Registrant as Specified In Its Charter)

N.A.

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EXPLANATORY NOTE

We have withdrawn Proposal 3 regarding the amendment to our 2016 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance under the Plan and Proposal 4 relating to the amendment to our Articles of Incorporation to increase the number of authorized shares available for future issuance. No other changes have been made to the Proxy Statement. If you have already returned your proxy card and do not wish to change your vote, you do not need to do anything. Your vote will be voted as you instructed in the proxy card on Proposal 1 (Election of Directors), Proposal 2 (Name Change) and Proposal 5 (Further Business). Proposal 3 (Amendment to the Plan) and Proposal 4 (Amendment to the Articles) have been withdrawn. As such, any votes cast in connection with Proposals 3 or 4 shall be disregarded. If you have already returned your proxy card, and would like to change your vote on Proposals 1, 2 or 5, you may revoke or change your vote at any time before the final vote on the matter is taken at the Annual Meeting by submitting a notice of revocation to the Company, or by timely delivery of a valid, later-dated, duly executed proxy card. You may also revoke or change your vote by attending the Annual Meeting and voting in person. If your shares are held by a bank, broker, or other nominee, you must contact the bank, broker, or nominee and follow their instructions for revoking or changing your vote.

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 14, 2017

NOTICE IS HEREBY GIVEN that the 2017 annual meeting of stockholders of Cleantech Solutions International, Inc., a Nevada corporation (the “Company”), will be held at Loeb & Loeb LLP, 21st Floor, CCB Tower, 3 Connaught Road Central, Hong Kong, on Thursday, December 14, 2017, at 2:00 P.M. local time. At the meeting, you will be asked to vote on:

(1) The election of five (5) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2) To amend the Company’s Articles of Incorporation to change of the name of the Company to Sharing Economy International Inc.; and

(3) The transaction of such other and further business as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 1, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, during the ten (10) days prior to the meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting.

By order of the Board of Directors,

/s/ Jianhua Wu
Chief Executive Officer

Wuxi, China

November 22, 2017

THIS MEETING IS VERY IMPORTANT TO US AND TO OUR STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PREVIOUSLY PROVIDED TO YOU. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China 214181

PROXY STATEMENT

Annual Meeting of Stockholders

December 14, 2017

This proxy statement has been prepared by our management for the Board of Directors. Your proxy is being solicited by the Board of Directors for use at the 2017 annual meeting of stockholders to be held at Loeb & Loeb LLP, 21st Floor, CCB Tower, 3 Connaught Road Central, Hong Kong, on Thursday, December 14, 2017 at 2:00 P.M., local time, or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders, on or about November 24, 2017. In this proxy statement, we refer to Cleantech Solutions International, Inc. as “the Company,” “we,” “us,” our” and word of similar import.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for:

●	The election of five (5) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

●	To amend the Company’s Articles of Incorporation to change of the name of the Company to Sharing Economy International Inc.; and

●	The transaction of such other and further business as may properly come before the meeting.

Who is soliciting your proxy?

Your proxy is being solicited by our Board of Directors.

Who is entitled to vote at the meeting?

You may vote if you owned Shares as of the close of business on November 1, 2017, which is the record date for determining who is eligible to vote at the annual meeting. Each Share is entitled to one (1) vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their Shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between Shares held of record and those owned beneficially.

Stockholder of Record

If, on the record date, your Shares were registered directly in your name with our transfer agent, Empire Stock Transfer, Inc., you are a “stockholder of record” who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your Shares by returning the proxy card to us or to vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the proxy card previously provide to you to ensure that your vote is counted.

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Beneficial Owner

If, on the record date, your Shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your Shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these Shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card previously provided to you; however, you will not be able to vote in person at the annual meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the postage-paid and addressed envelope previously provide to you. If we receive your proxy card prior to the annual meeting and if you mark your voting instructions on the proxy card, your Shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your Shares will be voted:

●	for the election of Messrs. Jianhua Wu, Ping Kee Lau, Cho Fu Li and Xue Leng, and Ms. Ying Ying Wong, who are the nominees of the Board of Directors, as directors;

●	to approve the amendment to the Company’s Articles of Incorporation to change of the name of the Company to Sharing Economy International Inc.; and

●	according to their best judgment if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

(2) You may vote in person at the annual meeting. We will pass out written ballots to anyone who wants to vote at the annual meeting. However, if you hold your Shares in street name, you must bring to the annual meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the Shares and gives you the right to vote your Shares. Holding Shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your Shares in the Company.

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How does the board of directors recommend that I vote?

The Board of Directors unanimously recommends that you vote in favor of the Board of Directors’ nominees for director and in favor of the other proposals being brought before the meeting as set forth in this proxy statement.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting. If your Shares are held in a brokerage account, you must provide your broker with instructions as to any changes in the voting instructions which you previously provided to your broker.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the election of the board of directors’ nominees for directors and FOR all proposals put before our stockholders at the annual meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these Shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Empire Stock Transfer, Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014.

Will my Shares be voted if I do not provide my proxy?

If your Shares are held in a brokerage account, they may be voted if you provide your broker with instructions as to how you want your Shares voted. Your broker will send you instructions as to how you can vote shares that are held in your brokerage account. If you do not give your broker instructions as to how you want your shares to be voted, then your Shares will not be voted either for the election of directors or any of the proposals being voted on at the meeting.

If you hold your Shares directly in your own name, they will only be voted if you either sign and deliver a proxy or attend and vote at the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if one-third of our outstanding Shares as of November 1, 2017, are present at the meeting. Your Shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you give your broker voting instructions and the broker votes your Shares.

On the record date, November 1, 2017, we had 2,230,632 Shares outstanding. We will have a quorum if 743,544 Shares are present and voting at the annual meeting.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast, which means that, as long as a quorum is present, the five (5) nominees for director who receive the most votes will be elected. Abstentions will have no effect on the voting outcome with respect to the election of directors.

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How many votes are required to approve the Company’s name change?

The proposal to approve the amendment to the Company’s Articles of Incorporation to change of the name of the Company to Sharing Economy International Inc. requires the affirmative vote of a majority of the issued and outstanding Shares on the record date. Abstentions and broker non-votes will count as votes against this proposal.

How many votes are required to approve other matters that may come before the stockholders at the annual meeting?

An affirmative vote of a majority of the votes cast at the annual meeting is required for approval of all other items being submitted to the stockholders for their consideration.

Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We estimate our costs at approximately $15,000.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the annual meeting?

We will announce voting results at the annual meeting and file a current report on Form 8-K announcing the voting results of the annual meeting.

Who can help answer my questions?

You can contact our Chief Operating Officer, Mr. Parkson Yip at Room 315 – 316, 3/F, Building W12, Hong Kong Science Park, Shatin, New Territories, Hong Kong or by email at parkson.yip@cleantechsolutionsinternational.com, with any questions about proposals described in this Proxy Statement or how to execute your vote.

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ELECTION OF DIRECTORS

Directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our Bylaws provide that the number of directors comprising the whole board shall be determined from time to time by the Board. The size of the Board for the ensuing year is five (5) directors. Our nominating committee recommended, and our Board of Directors accepted the committee’s recommendation, that the directors named below be elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the board, and any Shares represented by proxy will be voted for the substitute nominee, unless the Board reduces the number of directors.

Our current Board consists of Jianhua Wu, Furen Chen, Xi Liu, Chengqing Tang and Ping Kee Lau. Messrs. Chen, Liu and Tang will not stand for election at the annual meeting. Messrs. Wu, Lau, Cho Fu Li and Xue Leng, and Ms. Ying Ying Wong were recommended by our nominating committee for election to the Board of Directors at this year’s annual meeting.

The following table sets forth certain information concerning the Board of Directors’ nominees for directors:

Name	Age	Principal Occupation	Director Since
Jianhua Wu	62	Chairman of the Board and Chief Executive Officer	November 2007
Ping Kee Lau	67	Executive Director	March 2017
Cho Fu Li1,2,3	40	Member of the Hong Kong Institute of Certified Public Accountants	Director Nominee
Xue Leng[1,2,3]	38	Management Consultant	Director Nominee
Ying Ying Wong[1,2,3]	37	Director of World Sharing Economy Coalition	Director Nominee

[1]	Member of the audit committee.

[2]	Member of the compensation committee.

[3]	Member of the corporate governance/nominating committee.

Jianhua Wu has been our Chief Executive Officer, Chairman and a director since the completion of the reverse acquisition in November 2007. Mr. Wu founded our predecessor companies, Wuxi Huayang Dyeing Machinery Co., Ltd. and Wuxi Huayang Electrical Power Equipment Co., Ltd., in 1995 and 2004, respectively, and was executive director and general manager of these companies prior to becoming our Chief Executive Officer. Mr. Wu was nominated as a director because of his position as our Chief Executive Officer. Mr. Wu is a certified mechanical engineer.

Ping Kee Lau has been our Executive Director since March 2017. Mr Lau has years of experience in the marine and shipping industry and has been a director of various marine and investment companies for a number of years. We nominated Mr. Lau as a director because we believe that his experience as a director and in investment is important for the Company as we continue to grow and develop our business.

Cho Fu Li has over ten years of experience in auditing, accounting and banking, and is a member of the Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants. We nominated Mr. Li as a director because we believe that his accounting and finance experience is important to improve our financial accounting controls.

Xue Leng has years of experience in sales and marketing as well as general management in China. He was a director or a supervisor of various trading companies in China. Previously, he served as general manager of Hebei Tangshan Chengxin Steel Pipe Co., Ltd. and as sales manager of Hebei Global Steel Pipe Co., Ltd. He graduated from Hebei Polytechnic University and also studied futures and securities investment at China Agricultural University. We nominated Mr. Leng as a director because we believe that his sales and management experiences in China is important for the future development of the Company in the market.

Ying Ying Wong is a director of World Sharing Economy Coalition which promotes global sharing economic development. Ms. Wong has over ten years of experience in banking and financial services with China Construction Bank (Asia) Corporation Limited and Standard Chartered Bank in Hong Kong. We nominated Ms. Wong as a director because we believe that her banking and finance experience is important for the future development of the Company.

Our directors are elected for a term of one (1) year and until their successors are elected and qualified.

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We are incorporated in Nevada and are subject to the provisions of the Nevada corporate law. Our Articles of Incorporation and Bylaws provide that we will indemnify and hold harmless our officers and directors to the fullest extent permitted by law. Our Articles of Incorporation also provide that, except as otherwise provided by law, no director or officer is individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada Revised Statutes Section 78.7502 gives us broad authority to indemnify our officers and directors. under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Director Independence

We believe that three (3) of our nominees for director, Mr. Li, Mr. Leng and Ms. Wong, are independent directors, pursuant to the Nasdaq definition of independence.  Our Board has determined that Mr. Li is an audit committee financial expert. Mr. Wu and Mr. Lau are not independent directors.

Committees

Our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussion with the Chief Executive and Financial Officers and other officers, by reviewing materials provided to them and by participating at meetings of the Board and its committees.

Our Board of Directors has three (3) committees - the audit committee, the compensation committee and the corporate governance/nominating committee. The audit committee is comprised of Mr. Li, Mr. Leng and Ms. Wong, with Mr. Li serving as Chairman. The compensation committee is comprised of Mr. Leng, Mr. Li and Ms. Wong, with Mr. Leng serving as Chairman. The corporate governance/nominating committee is comprised of Ms. Wong, Mr. Leng and Mr. Li, with Ms. Wong serving as Chairman. Our Plan is administered by the compensation committee.

Our audit committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our Board of Directors has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available on our website at:

http://www.cleantechsolutionsinternational.com/Asl%20cleantech%20audit%20committee%20charter%20(00172533).doc.

The compensation committee oversees the compensation of our Chief Executive Officer and our other executive officers and reviews our overall compensation policies for employees generally. If so authorized by the Board of Directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the Chief Executive Officer, the compensation committee consults with the Chief Executive Officer, who may make recommendations to the compensation committee. Any recommendations by the Chief Executive Officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the Chief Executive Officer and other responsible officers. The compensation committee has the responsibilities and authority relating to the retention, compensation, oversight and funding of compensation consultants, legal counsel and other compensation advisers, as well as the requirement to consider six independence factors before selecting, or receiving advice from, such advisers. A copy of the compensation committee’s current charter is available on our website at:

http://www.cleantechsolutionsinternational.com/Asl%20cleantech%20compensation%20committee%20charter%20(00172534).doc.

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The corporate governance/nominating committee is be involved evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board, evaluation of and successor planning for the Chief Executive Officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the corporate governance/ nominating committee charter is available on our website at: http://www.cleantechsolutionsinternational.com/Asl%20cleantech%20nominating-governance%20committee%20charter%20(00172535).doc.

The Board and its committees held the following number of meetings during 2016:

Board of directors	4
Audit committee	4
Compensation committee	0
Nomination committee	0

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

Each director attended at least 75% of the total number of meetings of the board and those committees on which he served during the year.

Compensation Committee Interlocks and Insider Participation

Aside from his service as director, no member of our compensation committee had any relationship with us as of December 31, 2016, and none of our executive officers served as a director or compensation committee member of another entity.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to our filings with the Securities and Exchange Commission (the “SEC”).

Audit Committee Report*

The audit committee of the Board is composed of three directors: Furen Chen, who is the chairman, Xi Liu and Chengqing Tang, each of whom is “independent” as defined by the rules of the NASDAQ Stock Market. The board has adopted a written Audit Committee Charter.

Management is responsible for our financial statements, financial reporting process and systems of internal accounting and financial reporting control. Our independent auditor is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The audit committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the board. The responsibilities of the audit committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The audit committee discussed with our independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of our accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The audit committee has discussed with the independent auditor, the auditor’s independence from us and our management, including the written disclosures and the letter submitted to the audit committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent auditor to the audit committee, the audit committee recommended (and the board approved) that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by:

Audit Committee of the Board of Directors

/s/ Furen Chen

/s/ Xi Liu

/s/ Chengqing Tang

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

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Section 16(a) Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other of our equity securities. During the year ended December 31, 2016, we believe that all of our Section 16 reports were timely filed with the SEC.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the years ended December 31, 2016 and 2015 by each person who served as Chief Executive Officer and Chief Financial Officer. No other executive officer received compensation equal or exceeding $100,000.

Summary Annual Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jianhua Wu,	2016	36,126	0	132,000	0	168,126
Chief Executive Officer (1)	2015	35,384	0	68,600	0	103,984

Wanfen Xu,	2016	7,542	0	0	0	7,542
Chief Financial Officer (2)	2015	7,616	0	0	0	7,616

Adam Wasserman, former	2016	0	0	0	0	0
Chief Financial Officer (3)	2015	52,000	0	61,740	0	113,740

(1)	Mr. Wu’s 2016 compensation consisted of cash salary of $36,126 and 50,000 Shares valued at $132,000. Mr. Wu’s 2015 compensation consisted of salary of $35,384 and 5,000 Shares valued at $68,600.

(2)	Ms. Xu served as our Chief Financial Officer in 2016 after Mr. Wasserman resigned.

(3)	Mr. Wasserman had been our Chief Financial Officer from December 2012 until his resignation on February 26, 2016. Mr. Wasserman’s compensation was paid to CFO Oncall Inc. where he serves as Chief Executive Officer. Mr. Wasserman’s 2015 compensation included cash salary of $52,000 and stock based compensation of $61,740.

Employment Agreements

On June 3, 2017, Parkson Yip was appointed as the Company’s Chief Operating Officer.

In connection with Mr. Yip’s appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Yip. Pursuant to the Agreement, Mr. Yip will receive an annual base salary of $150,000 and a sign-on bonus of $19,250. Mr. Yip’s annual salary will be reviewed annually by the compensation committee and may be changed in the sole direction of the committee.

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The term of the Agreement is effective as of June 19, 2017 and will end on May 31, 2018 (the “Initial Term”). After the Initial Term, Mr. Yip’s employment will continue on a month-to-month basis with each additional term (each, an “Extension”) ending on the last day of the calendar month unless either party provides the other party with 30 days’ notice of non-renewal prior to the expiration of an Extension.

Prior to the expiration of the Initial Term or an Extension, the Agreement can be terminated by the Company with or without cause or upon Mr. Yip’s death or disability. “Cause,” as defined in the Agreement, includes, but is not limited to: (i) repeated failure or refusal to follow instructions from the Board or the Company’s Chief Executive Officer, provided that such instructions are reasonable, specific, lawful and consistent with Mr. Yip’s duties set forth in the Agreement, (ii) willful neglect or material breach of duty, (iii) breach of confidentiality, non-compete and non-solicitation provisions under the Agreement, (iv) breach of trust for personal gain or benefit, (v) fraudulent or dishonest conduct and (vi) conviction of felony and certain other crimes. The Company may also terminate the Agreement without cause upon thirty (30) days’ written notice. In addition, upon the Company’s material breach, Mr. Yip has the right to terminate the Agreement by providing ten (10) days’ written notice.

If the Agreement is terminated by the Company without cause or by Mr. Yip upon the Company’s material breach, the Company shall pay Mr. Yip severance in the amount equal to one (1) month’s salary. Upon termination for any other reason set forth in the Agreement, the Company is only obligated to pay Mr. Yip any unpaid base salary and any unreimbursed expenses incurred up to the termination.

The Agreement includes a confidentiality provision that lasts perpetually and also a non-competition and non-solicitation provision during Mr. Yip’s employment and for a period of one year following termination.

Directors’ Compensation

We do not have any agreements or formal plan for compensating our current directors for their service in their capacity as directors, although our Board may, in the future, award stock options to purchase Shares to our directors.

The following table provides information concerning the compensation of each member of our Board of Directors whose compensation is not included in the Summary Compensation Table for his or her services as a director and committee member for the fiscal year ended December 31, 2016. The value attributable to any stock grants is computed in accordance with ASC Topic 718.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Total ($)
Chengqing Tang (1)	0	0	0
Xi Liu	0	0	0
Furen Chen	0	0	0
Frank Zhao (2)	0	0	0
Baowen Wang	0	0	0

(1)	Mr. Tang has been our director since March 22, 2016.

(2)	Mr. Zhao resigned as a director in March 2016.

(3)	Mr. Baowen Wang resigned as a director on March 20, 2017.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board of Directors should address the communication either to the Board of Directors or to the individual director c/o Parkson Yip, Chief Operating Officer, Room 315 – 316, 3/F, Building W12, Hong Kong Science Park, Shatin, New Territories, Hong Kong. Mr. Yip will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is directed to a director.

APPROVAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT THE NAME CHANGE

We are asking our stockholders to approve an amendment to the Company’s Articles of Incorporation to effect a name change (the “Name Change”). The Company has obtained Board approval for the Name Change of the Company to “Sharing Economy International Inc.” The Board believes that the name “Sharing Economy International Inc.” will more accurately reflect the business and operations of the Company going forward. The Name Change will amend the Articles of Incorporation of the Company to formalize the new name. Furthermore, the Company is considering changing the ticker symbol to more closely reflect that of the Company after the Name Change. The Name Change will be implemented by filing an amendment to our Articles of Incorporation with the Nevada Secretary of State. The Name Change will become effective on the date of the filing.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS.

The following table provides information as to Shares beneficially owned as of November 1, 2017, by:

●	Each director and each nominee for election as a director;

●	Each current officer named in the summary compensation table;

●	Each person owning of record or known by us, based on information provided to us by the persons named below, at least 5% of our Shares; and

●	All directors and officers as a group

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within sixty (60) days of November 1, 2017.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class

Jianhua Wu, CEO(3)	0	0.0%
Wanfen Xu, CFO(3)	0	0.0%
Parkson Yip, COO(3)	0	0.0%
Xi Liu, Director(3)	0	0.0%
Ping Kee Lau, Director(3)	0	0.0%
Chengqing Tang, Director(3)	0	0.0%
Furen Chen, Director(3)	0	0.0%
All current officers and directors as a group	0	0.0%
YSK 1860 Co., Ltd.(1)(2)	416,249
Eos Holdings LLC	160,000
Total	576,249

(1)	Ms. Deborah Wai Min Yuen owns 100% of the issued and outstanding ordinary shares of YSK 1860 Co., Limited.

(2)	Address is Villa Cornwall, 85 Castle Peak Road, N.T., K3 00000.
(3)	Address is No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, P.R.C.

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MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our executive officers.

Name	Age	Position
Jianhua Wu	62	Chief Executive Officer
Wanfen Xu	36	Chief Financial Officer
Parkson Yip	46	Chief Operating Officer

All of our officers serve at the pleasure of the Board of Directors. Mr. Wu is also a director. See “Election of Directors” for information concerning Mr. Wu.

Wanfen Xu has been our Chief Financial Officer since March 1, 2016. Ms. Xu previously served as our Chief Financial Officer from March 14, 2012 through December 12, 2012. From December 2012 until February 2016, Ms. Xu served as the financial controller of the Wuxi Huayang Heavy Industries, Co., Ltd., formerly known as Wuxi Huayang Electrical Power Equipment Co., Ltd., and Wuxi Huayang Dyeing Machinery Co., Ltd. (collectively, the “Huayang Companies”). Ms. Xu also served as the financial controller of Hauyang Companies from 2009 to 2011. The Huayang Companies are variable interest entities owned by Mr. Wu and Ms. Tang whose financial statements are included in our consolidated financial statements.

Parkson Yip has been our Chief Operating Officer since June 3, 2017. Mr. Yip is a seasoned executive with over twenty (20) years of industry experience. Prior to joining the Company, Mr. Yip served as Co-Chairman and Executive Director of Share Economy Group from November 2016 to April 2017 where he managed business development and merger and acquisition (“M&A”) activities of the company. Prior to Share Economy Group, Mr. Yip served as Managing Director of ECrent Worldwide Company Limited from December 2014 to November 2016 where he managed online platform developments, business developments and M&A activities. From December 2005 to January 2014, Mr. Yip served as Managing Director of 88DB Hong Kong Limited where he managed worldwide operations of the company’s online platforms, including product development, strategic partnership and marketing strategies. Mr. Yip also served as Chief Technology Officer of Guangzhou Ruixin Technology from December 2002 to November 2005. Prior to becoming a corporate executive, Mr. Yip worked as a software engineer at GeoTel Communications Corporation and Lotus Development. He has also served as a director of ECrent (America) Company Limited since August 2016. Mr. Yip holds a Bachelor’s degree in Computer Engineering from Boston University.

FINANCIAL STATEMENTS

Our audited financial statements, which include our consolidated balance sheets at December 31, 2016 and 2015, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2016, and the notes to our consolidated financial statements, are included in our Form 10-K for the year ended December 31, 2016. A copy of our Form 10-K for the year ended December 31, 2016, either accompanied or preceded the delivery of this proxy statement.

Copies of our Form 10-K for the year ended December 31, 2016 may be obtained without charge by writing to Parkson Yip, Chief Operating Officer, Room 315 – 316, 3/F, Building W12, Hong Kong Science Park, Shatin, New Territories, Hong Kong. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost on furnishing such exhibits. Copies of our Form 10-K are available on our website at http://www.cleantechsolutionsinternational.com/sec.php. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov

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OTHER MATTERS

Other Matters to be Submitted

Our Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the Shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Deadline for Submission of Stockholder Proposals for the 2018 Annual Meeting

Proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office within a reasonable time before the Company prints and mails its proxy statement for the 2018 Annual Meeting to be included in the proxy statement for the meeting. If notice of any stockholder proposal is considered untimely, we are not required to present such proposal at the 2018 Annual Meeting.

November 22, 2017	By Order of the Board of Directors

/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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